ATLANTIC AMERICAN CORPORATION
                      4370 Peachtree Road, N.E.
                       Atlanta, Georgia 30319



              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MAY 7, 1996



Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the "Company") will be held at the offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Standard Time, on May 7, 1996 for the following purposes:

     (1) To  elect nine (9)  directors of  the  Company  for  the ensuing  year;

     (2) To approve the First Amendment to the Atlantic American Corporation 1992 Incentive Plan to increase the maximum number of shares of Common Stock that may be issued and sold thereunder from 400,000 to 800,000;

     (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 1996; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 8, 1996, will be entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES.


                               By Order of the Board of Directors





                               Janie L. Ryan
                               Corporate Secretary





April 16, 1996
Atlanta, Georgia

                    ATLANTIC AMERICAN CORPORATION
                      4370 Peachtree Road, N.E.
                       Atlanta, Georgia 30319
                       ----------------------

                           PROXY STATEMENT
               FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MAY 7, 1996
                       ----------------------

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the nominees for directors listed under the caption "Election of Directors", the approval of the amendment to the Company's 1992 Incentive Plan (the "1992 Plan"), and the ratification of the appointment of Arthur Andersen LLP as independent public accountants for 1996. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. This proxy statement and the accompanying form of proxy are first being mailed to the shareholders of the Company on or about April 16, 1996.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319;
(ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, Atlanta, Georgia 30319; or (iii) attending the Meeting and voting in person.

Only holders of record of issued and outstanding shares of $1.00 par value common stock of the Company ("Common Stock") as of March 8, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 18,679,797 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

ANNUAL REPORT

The Annual Report of the Company for the year ended December 31, 1995, including financial statements, is enclosed with this Proxy Statement. The Form 10-K Annual Report to the Securities and Exchange Commission provides certain additional information. Shareholders may obtain a copy of the Form 10-K without charge upon written request addressed to: Corporate Secretary, Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319. If the person requesting a copy of the Form 10-K is not a shareholder of record, the request must include a representation that the person is a beneficial owner of the Company's Common Stock.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview. No contract or arrangement exists for engaging specially paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary for the transaction of business. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at a meeting at which a quorum is present. In order for shareholders to approve all other matters to be presented at the Meeting, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. Abstentions and non-votes will have no effect on the voting with respect to any proposal as to which there is an abstention or non-vote. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions
from        the       beneficial     owner,        but            does       not
vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power.

                      1. ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect nine directors to serve until the next annual meeting of the shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies will be voted for the election of such other persons as may be designated by the present Board of Directors.

Nominees for election to the Board of Directors are considered and recommended by the Executive Committee of the Board of Directors to the shareholders. The Company has no procedure whereby nominees are solicited or accepted from shareholders.

All of the nominees for election to the Board of Directors are currently directors of the Company. One current director, Robert H. Tharpe, is retiring from the Board on May 7, 1996 and, therefore, is not standing for re-election.

The following information is set forth with respect to the nine nominees for director to be elected at the Meeting:

- --------------------------------------------------------------------------------
Name                     Age       Position with the Company
- --------------------------------------------------------------------------------
J. Mack Robinson         72      Chairman of the Board
Hilton H. Howell, Jr.    34      Director, President and Chief Executive Officer
Samuel E. Hudgins        67      Director
D. Raymond Riddle        62      Director
Harriett J. Robinson     65      Director
Scott G. Thompson        51      Director
Charles B. West          74      Director
William H. Whaley, M.D.  56      Director
Dom H. Wyant             69      Director
- --------------------------------------------------------------------------------

Mr. Robinson has served as Director and Chairman of the Board since 1974 and served as President and Chief Executive Officer of the Company from September 1988 to May 1995. In addition, Mr. Robinson is also a Director of Bull Run Corporation and Gray Communications Systems, Inc.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995, and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. He has been a Director of the Company since October 1992. In addition, Mr. Howell has been Executive Vice President of Delta Life Insurance Company and Delta Fire & Casualty Company since March 1994. Prior thereto, he was Vice President and General Counsel of Delta Life Insurance Company since November 1991. Prior thereto, he was an attorney with Liddell, Sapp, Zivley, Hill and LaBoon, from October 1989 to October 1991. Mr. Howell is the son-in-law of Mr. and Mrs. Robinson. He is also a Director of Bull Run Corporation and Gray Communications Systems, Inc.

Mr. Hudgins has been a Partner in Percival, Hudgins & Company, LLC, investment bankers, since April 1992 and an independent consultant since September 1988. He has been a Director of the Company since 1986 and also serves as a Director of The Biltmore Funds (14 funds).

Mr. Riddle is the retired Chairman and Chief Executive Officer of National Service Industries, Inc., a diversified holding company, a position he held from September 1994 to February 1996, and prior thereto served as the President and Chief Executive Officer of National Service Industries, Inc. since January 1993. Prior thereto, he was President of Wachovia Bank of Georgia, N.A., the President of Wachovia Corporation of Georgia and Executive Vice President of Wachovia Corporation. He has been a Director of the Company since 1976, and also serves as a Director of National Service Industries, Inc., Atlanta Gas Light Company, Equifax Inc., and Fuqua Enterprises, Inc.

Mrs. Robinson, the wife of J. Mack Robinson, has been a Director of the Company since 1989.

Mr. Thompson has been the President and Chief Financial Officer of American Southern Insurance Company ("ASIC") since 1 984. He has been a Director of the Company since February 1996. The Company acquired all of the outstanding stock of ASIC on December 31, 1995.

Mr. West has been the Chairman of West Lumber Company for more than five years, and he also serves in various capacities for a number of its related businesses. He has been a Director of the Company since 1980.

Dr. Whaley has been a physician in private practice for more than five years. He has been a Director of the Company since July 1992.

Mr. Wyant is Of Counsel to the law firm of Jones, Day, Reavis & Pogue, which serves as counsel to the Company. Prior to January 1995, he was a partner in Jones, Day, Reavis & Pogue for more than five years. He has been a Director of the Company since 1985, and also serves as a Director of Thomaston Mills, Inc.

Committees Of The Board Of Directors

The Board of Directors of the Company has three (3) standing committees: The Executive Committee, the Stock Option and Compensation Committee and the Audit Committee. The Company has no Nominating Committee. The Executive Committee is composed of Messrs. Robinson, Howell, Hudgins and Wyant, and its function is to act in the place and stead of the Board to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee of the Company met four times during 1995.

The Stock Option and Compensation Committee is composed of Messrs. Riddle, Tharpe and West. The Stock Option and Compensation Committee's function is to establish the number of stock options to be granted to officers and key employees and the annual salaries and bonus amounts payable to officers. The Stock Option and Compensation Committee held two meetings in 1995.

The Audit Committee is composed of Messrs. West and Riddle, Dr. Whaley and Mrs. Robinson. The Audit Committee's functions include reviewing with the Company's independent public accountants, their reports and audits, and reporting their findings to the full Board. The Audit Committee held one meeting in 1995.

The Board of Directors met four times in 1995. Each of the directors named above attended at least 75% percent of the meetings of the Board and its committees of which he or she was a member during 1995.

Compensation Of Directors

The Company's policy is to pay fees to Directors at the rate of $600 for each Board meeting attended and $200 for each committee meeting attended. Additionally, the Company pays all Directors an annual retainer fee of $4,000 and reimburses Directors for actual expenses incurred in connection with attending meetings of the Board of Directors and Committees of the Board.

                  SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth Common Stock ownership information as of March 8, 1996 by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all of the Company's directors and executive officers as a group.

- --------------------------------------------------------------------------------
                                        Amount and Nature
Name of Individual                        of Beneficial              Percent
or Identity of Group                        Ownership(1)             of Class
- --------------------------------------------------------------------------------


J. Mack Robinson........................  13,736,664 (2)             70.15%
 4370 Peachtree Road, N.E.
 Atlanta, Georgia 30319
Harriett J. Robinson ...................   8,044,691 (3)             41.93%
 3500 Tuxedo Road, N.W.
 Atlanta, Georgia 30305
Hilton H. Howell, Jr....................      92,564 (4)               *
Samuel E. Hudgins.......................       3,750                   *
D. Raymond Riddle.......................       1,540                   *
Robert H. Tharpe........................      40,432                   *
Scott G. Thompson.......................      32,500 (5)               *
Charles B. West.........................     174,671 (6)               *
William H. Whaley, M.D..................       4,371 (7)               *
Dom H. Wyant............................        -0-                    -
Ronald D. Phillips......................       5,250                   *
Eugene Choate...........................      62,069 (8)               *
John W. Hancock.........................      46,306 (9)               *
All Directors and Executive Officers
  as a Group (13 persons)...............  14,232,617 (10)            71.79%

- --------------------------------------------------------------------------------
*Represents less than 1% of class.

(1)All such shares are owned of record and beneficially unless otherwise stated.
(2)Includes 3,381,202 shares owned by Gulf Capital Services, Ltd., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319; 936,702 shares owned by Delta Life Insurance Company; and 294,000 shares owned by Delta Fire & Casualty Company; all of which are companies controlled by Mr. Robinson; 50,000 shares subject to presently exercisable options held by Mr. Robinson; 96,708 shares issuable pursuant to convertible notes and 250,751 shares issuable pursuant to convertible preferred stock which is owned beneficially by Mr. Robinson; and 1,764 shares held pursuant to the Company's 401(k) plan. Also includes all shares held by Mr. Robinson's wife (see note 3 below).
(3)Harriett J. Robinson is the wife of J. Mack Robinson. Includes 7,325,488 shares of common stock and 501,500 shares issuable pursuant to convertible preferred stock held by Mrs. Robinson as trustee for her children, as to which she disclaims beneficial ownership. Also includes 6,398 shares issuable pursuant to convertible notes and 6,720 shares held jointly with grandson. Does not include shares held by Mr. Robinson (see Note 2 above).
(4)Includes 80,000 shares subject to presently exercisable stock options held by Mr. Howell; 4,639 shares held pursuant to the Company's 401(k) plan; and 1,025 shares owned by Mr. Howell's wife, as to which he disclaims any beneficial ownership.
(5)Represents shares subject to presently exercisable options.
(6)Includes 71,662 shares owned of record by Mr. West; 65,199 shares held in trusts with respect to which Mr. West has voting power and 37,810 shares owned by his wife, as to which Mr. West disclaims any beneficial ownership.
(7)Includes 1,371 shares issuable pursuant to convertible notes.
(8)Includes 40,000 shares subject to presently exercisable options and 8,569 shares held pursuant to the Company's 401(k) plan.
(9)Includes 40,000 shares subject to presently exercisable options and 6,306 shares held pursuant to the Company's 401(k) plan.
(10) Includes 275,000 shares subject to presently exercisable options held by all directors and executive officers as a group. Also includes shares issuable upon conversion of convertible securities and shares held pursuant to the Company's 401(k) plan described in notes 2, 3, 4, 8 and 9 above.

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company, and to furnish the Company with copies of such reports. To the Company's knowledge, all of these filing requirements were satisfied during the year ended December 31, 1995, except that with respect to one transaction by Mr. Robinson, such reports were inadvertently not filed. Such transaction was reported on a Form 5 on February 14, 1996, promptly after the failure to report such transaction was discovered. In making this disclosure, the Company has relied on written representations of its directors and officers and copies of the reports they have filed with the Securities and Exchange Commission.

                       EXECUTIVE COMPENSATION

There  is  shown  below   information   concerning   the  annual  and  long-term
compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995 (i) chief executive officer and (ii) the only other executive officers of the Corporation whose salary and bonus exceeds $100,000 ("the Named Officers"):

                      Summary Compensation Table

                                                   Long-Term
                                  Annual          Compensation
                                                 ---------------
    Name and                   Compensation          Awards         All Other
                             ------------------- ---------------
Principal Position     Year  Salary(s)  Bonus(s) Options/SARs(#) Compensation(s)
- ------------------     ----  ---------  -------- --------------- ---------------
Hilton H. Howell, Jr.  1995   154,167    45,000     100,000         12,500 (1)
 President and CEO     1994   125,000    34,375      20,000         11,410

J. Mack Robinson       1995   138,902    34,726      20,000         11,820 (2)
 Chairman of the Board 1994   132,288    34,725       -0-           11,610
                       1993   132,288    26,458       -0-           11,497

Eugene Choate          1995   132,549    28,365       -0-            5,102 (3)
 President, Atlantic   1994   125,046    26,509      10,000          5,010
 American Life Ins.    1993   117,968    26,189       -0-            4,719
 Co. and Bankers
 Fidelity Life Ins.
 Co.

John W. Hancock        1995   107,048    22,908       -0-            2,828 (4)
 Senior Vice President 1994   100,989    21,409      10,000          2,554
 and Treasurer         1993    95,273    21,150       -0-            2,519

Ronald D. Phillips     1995   225,000     -0-         -0-            1,676 (5)
 President, Leath      1994   225,000     -0-         -0-            1,794
 Furniture, Inc.       1993   200,000   140,000       -0-            1,380

(1)Consists of (i) contributions to Mr. Howell's account under the Company's 401(k) Plan of $4,500 in 1995; and ii) fees paid for serving as a director of the Company and certain of its subsidiaries of $8,000 in 1995.

(2)Consists of (i) contributions to Mr. Robinson's account under the Company's 401(k) Plan of $3820 in 1995; and (ii) fees paid for serving as a director of the Company and certain of its subsidiaries of $8,000 in 1995.

(3)Consists of (i) contributions to Mr. Choate's account under the Company's 401(k) Plan of $3,502 in 1995; and (ii) fees paid for serving as a director of certain of the Company's subsidiaries of $1,600 in 1995.

(4)Consists of contributions to Mr. Hancock's account under the Company's 401(k) Plan.

(5)Consists of contributions to Mr. Phillips' account under the Leath Furniture, Inc. 401(k) Plan.

                Option/SAR Grants In Last Fiscal Year

     The following table provides information related to options granted to the named executive officers during fiscal 1995.

                                                                    Potential
                                                                   Realizable
                                                                Value at Assumed
                                                                 Annual Rates
                                                                 of Stock Price
                                                                Appreciation for
              Individual Grants                                  Option Term (1)
              ---------------------------------------------     ----------------
               Number of
              Securities    % of Total
              Underlying     Options/
               Options/        SARs        Exercise
                SARs        Granted to      or Base
               Granted     Employees in      Price   Expiration
Name           (#) (2)      Fiscal Year     ($/Sh)      Date     5% ($)  10% ($)
- ----           ---------   ------------    --------  ----------  ------  -------
Hilton H.
 Howell, Jr.   100,000         80.0          2.50    10/31/2000  $12,500 $25,000
J. Mack
 Robinson       20,000         16.0          2.50    10/31/2000  $ 2,500 $ 5,000
Ronald D.
 Phillips (3)      -             -            -          -           -       -
Eugene Choate
 (4)              -0-           -0-          -0-        -0-      $  -0-  $  -0-
John W. Hancock
 (4)              -0-           -0-          -0-        -0-      $  -0-  $  -0-
- -----------------------------
(1)The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. The assumed annual rates of stock price appreciation are specified by the rules of the Securities and Exchange Commission for illustrative purposes only and are not intended as projections of the future performance of the Company's Common Stock.
(2)Options became exercisable with respect to 50% of the shares covered thereby on October 31, 1995, the date of grant; options for an additional 25% of the shares become exercisable on October 31, 1996; and options for the remaining 25% become exercisable on October 31, 1997. The exercise price was equal to the average of the bid and asked prices of the stock at the close of business of the date of grant.
(3)Leath Furniture, Inc. does not participate in the Company's 1992 Incentive Plan.
(4)Subsequent to December 31, 1995, Messrs. Choate and Hancock were each granted options to purchase 25,000 shares at $2.375 per share, the fair market value on the date of grant.

         Aggregated Option/SAR Exercises In Last Fiscal Year
                    and FY-End Option/SAR Values

The following table provides information related to the number and value of options held by the named executive officers at fiscal year-end.

                                                Number of
                                               Securities         Value of
                                               Underlying        Unexercised
                                               Unexercised       In-the-Money
                                              Options/SARs       Options/SARs
                                     Value    at Year-End(#)   at Year-End(S)(2)
                                              --------------   -----------------
                                    Realized   Exercissable       Exercisable
Name                  Exercise(#)     ($)     /Unexercisable    /Unexercisable
- ----                  -----------   --------  --------------   -----------------
Hilton H. Howell, Jr.    ---          ---     80,000/55,000    $26,251/$20,188
J. Mack Robinson       205,000     $  -0-     50,000/10,000    $52,500/$
Ronald D. Phillips (3)   ---          ---       -      -          -       -
Eugene Choate            ---          ---      7,500/2,500     $29,531/$1,094
John W. Hancock         32,000     $6,000     27,500/2,500     $29,531/$1,094

(1) Value is calculated on the difference between the option exercise price and the closing price for the Company's Common Stock as reported by the NASDAQ Stock Market on May 5, 1995, which was $2.3125, multiplied by the number of shares of Common Stock underlying the stock option for John W. Hancock. There was no value realized on the options exercised by J. Mack Robinson.
(2) Value is calculated on the difference between the option exercise price and the closing price for the Company's Common Stock as reported by the NASDAQ Stock Market on December 31, 1995, which was $2.3125, multiplied by the number of shares of Common Stock underlying the option.
(3) Leath Furniture, Inc. does not participate in the Company's 1992 Incentive Plan.

                Employment Agreements With Management

The Company, or the applicable insurance subsidiary where appropriate, has entered into employment agreements with certain key members of management, including Messrs. Choate and Hancock. All of such agreements are standard in form, and provide for certain payments by the Company, or the applicable insurance subsidiary, if the manager's employment is terminated for any reason following "a Change of Control Event or Sale," which shall be deemed to have occurred if any person or entity other than Mr. Robinson, his heirs or his affiliates becomes a beneficial owner, directly or indirectly, of securities representing 30% or more of the voting power of the Company's then outstanding voting securities.

Pursuant to the respective agreements, a terminated manager would be entitled to receive payments at the rate of his current compensation, payable monthly, following termination for any portion remaining of one year after a change of control. A reduction in salary also would entitle the terminated manager to such compensation if he or she so chooses. The amounts payable under the agreements would vary depending upon the length of time during which such payments are made, and could exceed $100,000 for certain individuals.


                          PERFORMANCE GRAPH


            Comparison of Five-Year Cumulative Total Return*
    Atlantic American Corporation, Russell 2000 Index and Peer Group
                  (Performance Results Through 12/31/95)



               Atlantic American
                  Corporation           Russell 2000        Peer Group
               -----------------        ------------        ----------
12/90               $100.00                $100.00            $100.00
12/91                 50.00                 146.05             139.57
12/92                108.33                 172.94             176.21
12/93                116.67                 205.64             202.08
12/94                150.00                 201.56             179.05
12/95                154.17                 258.89             248.91


Assumes $100 invested at the close of trading 12/90 in Atlantic American Corporation common stock, Russell 2000 Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.


     Peer Group: Pioneer Financial Services, American Heritage, Harleysville Group, United Fire & Casualty, and Haverty Furniture.

                       EXECUTIVE COMPENSATION

Report of the Stock Option  and Compensation Committee on Executive Compensation

Compensation Philosophy
- -----------------------

The Committee believes that compensation of executives should be designed to motivate such persons to perform at their potential over both the short and the long term. The Committee believes that equity-based incentives should benefit the Company by increasing the retention of executives while aligning the long-term interests of such persons with those of the Company's shareholders. Except as set forth below with respect to the Company's furniture subsidiary, Leath Furniture, Inc. ("Leath"), compensation determinations are primarily based on the performance of the Company and the individual executive officer. The Committee also believes that compensation packages for executives must be structured to take into account the Company's two lines of business in appropriate circumstances.

Furniture Business
- ------------------

In connection with the Company's acquisition in 1991 of Leath, the Company entered into a three-year employment agreement with Mr. Phillips pursuant to which he was paid an annual base salary of $200,000 through mid-1994. After taking into consideration the fact that Mr. Phillips received no annual increase for three years, his base salary was increased to $225,000 for 1994 and remained the same in 1995. In connection with the Company's acquisition of Leath, Mr. Phillips acquired a 4% interest in the common stock of that corporation. The Committee believes Mr. Phillips' interest in the common stock of the subsidiary for which he is responsible will act as a long-term incentive to Mr. Phillips to maximize overall corporate performance by this subsidiary. For 1995, Mr. Phillips was entitled to incentive cash compensation pursuant to a formula based on planned pre-tax income of Leath. Leath did not exceed the targeted amount of pre-tax income for its fiscal year 1995; therefore, no corresponding bonus was paid to Mr. Phillips.

Insurance Business and Overall Operations
- -----------------------------------------

Cash  Compensation.   The  compensation  packages  for  the  executive  officers
- -------------------
involved in the Company's insurance business and executives involved in the Company's overall operations consists of three components: base salaries, cash bonuses and equity incentives.

The Chairman annually reviews executive officer compensation and recommends to the Committee proposed salaries and bonuses for himself and each of the other executive officers. Factors considered by the Chairman and the Committee are based upon the growth of the Company with regard to net income, total assets, premiums and shareholders' equity. All of these factors were considered in establishing salary levels for each of the executive officers, as were their individual duties and the growth and effectiveness of each in performing those duties. For 1995, the Chairman recommended and the Committee approved a 6% increase in the base salary of each executive officer involved in the insurance business and overall operations other than the Chairman. As in the past several years, upon the Chairman's recommendation, the Committee awarded each of the executive officers discretionary cash bonuses of up to 25% of base salary. The base salary increase and bonuses reflect the evaluation of the performance of the individual executive officer as well as the performance of the subsidiary the executive officer manages and the performance of the Company as a whole.

Equity-Based  Compensation.  The Committee uses equity-based compensation in the
- ---------------------------
form of stock options to motivate executives to perform to improve the Company's short- and long-term prospects and to align the interests of the Company's executives with those of the shareholders. In 1995, the Committee granted stock options to purchase 20,000 shares to the Chairman of the Board and 100,000 shares to the CEO, at prevailing market prices. The factors in determining the size of the individual grants were the same as those considered with respect to cash bonuses. Each grant vested with respect to one-half of the shares purchasable thereunder on the date of grant with the remainder vesting in equal increments on each of the first and second anniversaries of the date of grant. The vesting schedule is designed to encourage both short-term and long-term performance.

Chief Executive Officer.  Mr. Howell's  compensation  is  generally evaluated on
- ------------------------
the same basis as the Company's other executive officers. The Committee approved awarding Mr. Howell, along with the Company's other executive officers, a cash bonus in 1995 equal to 25% of base salary.

                                D. Raymond Riddle
                                Robert H. Tharpe
                                 Charles B. West

                2. RATIFICATION OF FIRST AMENDMENT TO
        THE ATLANTIC AMERICAN CORPORATION 1992 INCENTIVE PLAN

      On October 31, 1995, the Board of Directors of the Company unanimously adopted an amendment (the "Amendment") to the Company's 1992 Incentive Plan (the "Plan"), subject to ratification and approval by the shareholders. The Amendment provides for an increase in the maximum number of shares of Common Stock that may be issued and sold under the Plan from 400,000 to 800,000. As of March 8, 1996, the Company had outstanding options to purchase 617,641 shares of Common Stock pursuant to the Plan. The Board of Directors believes that continuing to provide officers and key employees of the Company with the ability to acquire a proprietary interest in the Company (i) is a significant value to the Company in its efforts to recruit and retain officers and key employees, (ii) instills loyalty and (iii) encourages the generation of long-term value for the Company's shareholders by aligning management and shareholder interests, and has therefore concluded that adoption of the Amendment is in the best interests of the Company and its shareholders.

      The provisions of the Plan, which was originally approved by a majority of the Company's shareholders on May 5, 1992, are summarized below. Such summaries do not purport to be complete, and are qualified in their entirety by references to the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex A.

Awards

The purpose of the Plan is to enable the Company to attract and retain officers and key employees of the Company and its subsidiaries and to provide to such persons appropriate incentives and rewards for superior performance. The Plan authorizes awards of the following types:

      Option Rights. Option rights ("Option Rights") provide the right to purchase shares of the Company's Common Stock at a predetermined price. The option price is determined by the Committee (as defined below under "Administration") and may be less than fair market value on the date of grant, except that the option price of incentive stock options ("ISO's") must be at least fair market value on the date of grant. The option price is payable in cash, nonforfeitable, unrestricted shares of Common Stock already owned by the optionee, any other legal consideration that the Committee deems appropriate, or any combination of these methods. Any grant of Option Rights may provide for the deferred payment of the option price from the proceeds of the sale of some or all of the shares obtained from the exercise. Any grant may provide for the automatic grant of additional Option Rights to an optionee upon the exercise of Option Rights using Common Stock or other noncash consideration as payment. Except in the case of grants of ISO's, the Committee may provide for the payment to the optionee of dividend equivalents in the form of cash or Common Stock paid on a current, deferred or contingent basis, or may provide that the equivalents be credited against the option price. No Option Rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the Option Rights become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company.

      Appreciation Rights. Appreciation rights ("Appreciation Rights") represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Rights and the market value of the Common Stock on the date the Rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights) or free-standing. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Common Stock on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of change in control of the Company) and may not be exercisable more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of any Appreciation Right may be paid in cash, in Common Stock or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. The Committee may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents in the form of cash or Common Stock paid on a current, deferred or contingent basis.

      Restricted Shares. An award of restricted shares ("Restricted Shares") constitutes an immediate transfer of ownership to the recipient in consideration of the performance of services. Awards of Restricted Shares may be made for no additional consideration or for consideration of a payment by the participant that is less than current market value. The participant has dividend and voting
rights      on      the     shares    but      is     subject       to         a

"substantial risk of forfeiture" of the shares, within the meaning of Section 83 of the Internal Revenue Code (the "Code"). In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of the grant. The Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of the Company.

      Deferred Shares. An award of deferred shares ("Deferred Shares") constitutes an agreement to issue shares to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Committee may specify. The participant has no right to transfer any rights under his or her award and no right to vote them. The Committee may authorize the payment of dividend equivalents on the Deferred Shares, in cash or Common Stock, on a current, deferred or contingent basis. Awards of Deferred Shares may be made for no additional consideration or for consideration of a payment by the participant that is less than current market value. The Committee shall fix a deferral period at the time of the grant, and may provide for the earlier termination of the deferral period in the event of a change in control of the Company.

      Performance Shares and Performance Units. A Performance Share is the equivalent of one share of Common Stock, and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance
Shares or Performance Units. Such participant will be given one or more management objectives ("Management Objectives") to meet within a specified period ("Performance Period"). The specified Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period the participant has achieved the specified Management Objectives, he or she will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum, he or she will be deemed to have partly earned the Performance Shares and/or Performance Units (such part to be determined in accordance with a formula). To the extent earned, the Performance Shares and/or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of Common Stock or in any combination thereof.

Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. The Committee may adjust any Management Objectives and the related minimum if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the participant's performance and that result in distortion of the Management Objectives or the minimum.

Shares Available Under the Plan.

Subject to certain adjustments as provided in the Plan, the number of shares that may be issued or transferred under the Plan, as proposed to be amended by the Amendment, shall not exceed in the aggregate 800,000 shares of Common Stock. Shares to be issued may be of original issuance, or shares held in treasury or a combination of the two. For the purpose of determining the shares available under the Plan, Restricted Shares and Deferred Shares are considered to be issued or transferred only at the earlier of the time when they are actually issued or transferred (and, in the case of Restricted Shares, they cease to be subject to a substantial risk of forfeiture), or the time when dividends or dividend equivalents are paid to the holder of the award. The Plan does not limit the aggregate amount of cash that may be paid by the Company in satisfaction of Appreciation Rights.

The maximum number of shares that may be issued and transferred under the Plan, the number of shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalization, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan and as the Committee may determine appropriate to reflect any transaction or event described in Section 10 of the Plan.

Administration

The Stock Option and Compensation Committee (the "Committee") of the Board of Directors (as constituted from time to time), administers and interprets the Plan. Each member of the Committee is to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

Where the Committee has established conditions to the exercisability or retention of certain awards, Section 13 of the Plan allows the Committee to take action in its sole discretion subsequently to equitably adjust such conditions in certain circumstances, including in the case of death, disability or retirement.

The Committee may, with the concurrence of the affected optionee, cancel any agreement evidencing Option Rights or any other award granted under the Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards under the Plan (which may or may not cover the same number of shares of Common Stock that had been subject to the prior award) in such manner, at such option price and subject to such other terms as would have been applicable under the Plan had the canceled Option Rights or other award not been granted.

Eligibility

Officers and key employees of the Company and its subsidiaries (approximately 40 at March 1, 1996), as determined by the Committee, may be selected to receive benefits under the Plan.

Transferability

No Option Right or other derivative security awarded under the plan shall be transferable by a participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a participant's lifetime only by the participant or, in the event of the participant's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the participant. Any award made under the Plan may provide that any Common Shares issued or transferred as a result of the award be subject to further restrictions upon transfer.

Amendments

The Plan may be amended by the Committee, but without further approval of the shareholders of the Company no such amendment shall increase the maximum number of shares specified in Section 3 of the Plan (except as expressly authorized by the Plan) or cause Rule 16b-3 to become inapplicable to the Plan.

Plan Benefits

      The table below shows the Option Rights that have been granted to each of the following persons or groups under the Plan from the inception of the Plan on May 5, 1992, through the date hereof.

                                      Plan Benefits Previously Granted

            Name                Dollar Value       Outstanding Option Rights
            ----                ------------       -------------------------

Hilton H. Howell, Jr.
  President and Chief
  Executive Officer                  (1)                   135,000

J. Mack Robinson
  Chairman                           (1)                    40,000

Eugene Choate
  President, Atlantic
  American Life Ins. Co.
  and Bankers Fidelity
  Life Ins. Co.                      (1)                    45,000

John W. Hancock
  Senior Vice President
  and Treasurer                      (1)                    45,000

Ronald D. Phillips
  President, Leath
  Furniture, Inc.                    (1)                      -0-

Executive Officer Group              (1)                   265,000

Non-Executive Director
Group                                (1)                    65,000

Non-Executive Officer
Employee Group                       (1)                   325,250

(1)Stock options are granted under the 1992 Plan at exercise prices equal to the fair market value of the common stock on the date of grant. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On March 29, 1996, the last reported sale price for the common stock on the NASDAQ Stock Market was $3.0625.

      The types of awards and amounts thereof that may be granted under the Plan to the above-named individuals and groups in the future are not determinable at this time.

Federal Income Tax Aspects

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1996. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

      Nonqualified Stock Options.  In general,  (i) no income will be recognized
      ---------------------------
by an optionee at the time a Nonqualified Stock Option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      Incentive  Stock  Option.  No income  generally  will be  recognized by an
      -------------------------
optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within 2 years after the date of grant or within 1 year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

      Appreciation  Rights.  No income will be recognized  by a  participant  in
      ---------------------
connection with the grant of a Tandem Appreciation Right or a Free-Standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

      Restricted  Shares.  The Recipient of Restricted  Shares generally will be
      -------------------
subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions or transfer for purposes of Section 83 of the Code ("restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Deferred Shares.  No income generally will be recognized upon the award of
      ----------------
Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award reduced by any amount paid by the participant, and the capital gains/loss holding period for such shares will also commence on such date.

      Performance  Shares and  Performance  Units.  No income  generally will be
      --------------------------------------------
recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

      Special   Rules   Applicable  to  Officers  and   Directors.   In  limited
      ------------------------------------------------------------
circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless an election under
Section 83(b) of the Code has been made, the principal difference (in cases where the officer of director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

Tax Consequences to the Employer

To the extent that a participant recognized ordinary income in the circumstances described above, the participant's employer will be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation.

Vote Required to Approve the Plan

The affirmative vote of holders of a majority of the Common Stock is required to approve the Amendment.

The Board of Directors recommends a vote FOR the approval of the Amendment.

             3.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

One of the purposes of the Meeting is to ratify the selection by the Board of Directors of Arthur Andersen LLP, independent public accountants, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1996. This firm has audited the financial statements of the Company since 1974.

A representative from Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, in an office building located at 4370 Peachtree Road, N.E., Atlanta, Georgia, from Delta Life Insurance Company, a corporation owned by Mr. Robinson and members of his immediate family, under leases expiring May 31, 2002 and July 2005. Under the terms of the lease, the Company occupies approximately 65,500 square feet of office space as well as covered parking garage facilities at an annual rental of approximately $513,686, plus a pro rata share of all real estate taxes, general maintenance, and service expenses and insurance costs with respect to the office building and other facilities, which are made available to the Company at no additional rent. The terms of the lease are believed by management of the Company to be comparable to terms which could be obtained by the Company from unrelated parties for comparable rental property.

Mr. Robinson, his family or affiliates have made loans to the Company and its insurance subsidiaries evidenced by $3,100,000 in 8%, and $12,100,000 in 9-1/2%, demand notes, a $2,500,000 prime plus 1% demand note, and $1,000,000 in 10% subordinated notes, which have been amended to provide for aggregate annual principal payments of $3,000,000 from 1998 through 2003 and a final payment of $700,000 in 2004, on which the Company paid interest in the amount of $2,443,712 in 1995.

Effective December 31, 1995, an aggregate of $13.4 million in principal amount of the 8% and 9 1/2% demand notes were canceled in exchange for the issuance by the Company of an aggregate of 134,000 shares of a new series of preferred stock, which has a stated value of $100 per share and accrues interest at 9% per year.

In addition, Mr. Robinson and members of his immediate family hold an aggregate of 30,000 shares of another series of convertible preferred stock, with a stated value of $100 per share, on which dividends are paid at the rate of 10-1/2% per year (see beneficial ownership table).

Leath Furniture, Inc. entered into a $13,000,000 inventory revolver credit facility agreement with Gulf Capital Services, Ltd., a Georgia partnership controlled by Mr. Robinson, in January 1993. The facility was subsequently increased to $20,000,000. Borrowings thereunder bear interest at the prime rate plus 2-1/4%. The facility is cancelable by either party upon ninety (90) days written notice. In addition, Mr. Robinson, his family or affiliates have made loans to Leath evidenced by $3,450,000 of 9% demand notes and $3,500,000 of prime plus 1-1/2% demand notes, and $3,125,000 of prime plus 1% demand notes, a $1,575,000 installment note, which bears interest at 10% and is payable by February 1997 and a $19,016 installment note, which bears interest at 11% and is payable by May 1996, on which notes Leath paid interest in the amounts of $321,260, $305,774, $108,753, $170,208, and $6,035, respectively in 1995. The
Company advanced $2,500,000 to Leath in connection with the 1994 acquisition of Jefferson Home. In return, Leath issued 7% convertible preferred stock of Leath to the Company in 1994.

On April 8, 1996, the Company sold the 4,100,000 shares of common stock, and 25,000 shares of preferred stock, of Leath, that were owned directly by the Company, to Gulf Capital Services, Ltd. ("Gulf Capital"). The aggregate purchase price for the preferred stock was $2,500,000 and the aggregate purchase price for the common stock was approximately $2,800,000. The Company used the cash proceeds from the transaction to repay the remaining $5.3 million in indebtedness owed by the Company to affiliates of Mr. Robinson. Gulf Capital is a partnership in which Mr. Robinson is the general partner and certain of his affiliates are the limited partners. In connection with the transaction, The Robinson-Humphrey Company, Inc. delivered an opinion to the Board of Directors that, from a financial point of view, the consideration received by the Company was fair to the Company.

Mr. Hudgins, a director of the Company, has entered into a consulting agreement with the Company which provides for payment of an hourly fee. During 1995, Mr. Hudgins received no fees pursuant to this agreement. Mr. Hudgins also holds an approximately 4% interest in Leath.

Mr. Wyant, a director of the Company, is Of Counsel to the law firm of Jones, Day, Reavis & Pogue, which firm serves as counsel to the Company.

                           OTHER BUSINESS

Management of the Company knows of no other matters than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

                        SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting must be received by the Company not later than December 18, 1996, in order to be considered for inclusion in the proxy statement and proxy for the 1996 annual meeting. Any such proposal should be addressed to the Company's president and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

                                                            ANNEX A

                    ATLANTIC AMERICAN CORPORATION

                         1992 Incentive Plan


1. Purpose. The purpose of this Plan is to attract and retain officers and key employees for Atlantic American Corporation, a Georgia corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.    Definitions.  As used in this Plan,

      "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

      "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

      "Board" means the Board of Directors of the Corporation.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the  committee  described in Section 16(a) of this Plan.

      "Common Shares" means (i) shares of the common stock of the Corporation $1.00 par value and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

      "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

      "Deferred Shares" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

      "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

      "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

      "Management Objectives" means the achievement or performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Restricted Shares.

      "Market Value per Share" means the fair market value of the Common Shares as determined by the Committee from time to time.

      "Optionee" means the person so designated in an agreement evidencing an outstanding Option Right.

      "Option Price" means the purchase price payable upon the exercise of an Option Right.

      "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

      "Participant" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Corporation or any one or more of its Subsidiaries or (ii) has agreed to commence serving in any of such capacities.

      "Performance   Period"  means,  in  respect  of  a  Performance  Share  or
Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

      "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

      "Performance   Unit"  means  a  bookkeeping  entry  that  records  a  unit equivalent to $ 1.00 awarded pursuant to Section 8 of this Plan.

      "Reload   Option   Rights"  means   additional   Option   Rights   granted
automatically  to an Optionee  upon the  exercise of Option  Rights  pursuant to
Section 4(f) of this Plan.

      "Restricted Shares" mean Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 hereof has expired.

      "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

      "Spread" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

      "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Corporation; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

      "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

3. Shares Available Under the Plan. Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares or Deferred Shares, (c) in payment of Performance Shares or Performance Units that shall have been earned or (d) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 800,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. If any portion of an outstanding award hereunder shall terminate or expire for any reason (other than pursuant to exercise), the Common Shares allocable to such portion of such award may again be subject to an award under the Plan; provided, however, that the Common Shares allocable to awards that have been the subject to the payment of dividends or dividend equivalents shall not again be available hereunder. The number of Common Shares that may be issued under the Plan shall be calculated in accordance with Rule 16b-3.

4. Option Rights. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      (a) Each grant shall specify the number of Common Shares to which it pertains.

      (b) Each grant shall specify an Option Price per Common Share, which shall be determined by the Committee and may be less than the Market Value per Share on the Date of Grant; provided, however, that the Option Price per Common Share of any Incentive Stock Option shall not be less than Fair Market Value per Share on the Date of Grant.

      (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

      (d) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

      (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

      (f) On or after the Date of Grant of any Option Rights, the Committee may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(c) and (d) above.

      (g) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

      (h) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Corporation or other similar transaction or event.

      (i) Option Rights granted under this Plan may be (i) options that are intended to quality under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

      (j) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that such equivalents shall be credited against the Option Price.

      (k) No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      (l) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof (other than the Optionee under such agreement) and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or
      (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash.

      (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

      (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

      (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

      (e) On or after the Date of Grant of any Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

      (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

      (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

           Regarding Free-standing Appreciation Rights only:

                (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market
           Value per Share or the Date of Grant;

                (ii)  Successive  grants  may be  made to the  same  Participant
           regardless   of  whether  any   Free-standing   Appreciation   Rights
           previously granted to such Participant remain unexercised;

                (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Corporation or other similar transaction or event; and

                (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

      (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

      (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

      (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

      (e) Any grant or sale may be further conditioned upon the attainment of Management Objectives to be established and, if appropriate, adjusted by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units.

      (f) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

      (g) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

7. Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

      (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

      (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

      (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

      (e) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

8. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

      (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant, shall commence on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

      (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed.

      (d) Each  grant  shall  specify in  respect  of the  specified  Management
      Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of full achievement of the specified Management Objectives.

      (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

      (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

      (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

      (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

      (i) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9. Transferability. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

      (b) Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

10.  Adjustments.  The Committee may make or provide for such adjustments in the
(a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger , consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under, the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the number of shares specified in Section 3 or Section 16(c) of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

11. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

13. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

14. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.   Administration of the Plan.

      (a) This Plan shall be administered by a committee of members of the Board which shall satisfy the disinterested administration requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting

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
      thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

      (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

16.   Amendments and Other Matters.

      (a) This Plan may be amended from time to time by the Committee, but no such amendment shall increase the maximum number of shares specified in
      Section 3 of this Plan except as expressly authorized by this Plan, or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Corporation.

      (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares that had been the subject of the prior award, in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other award not been granted.

      (c) The Committee may condition any grant under this Plan upon the surrender by the Participant for cancellation of any or all option rights or restricted stock outstanding under this Plan or any other plan of the Corporation.

      (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

      (e) (i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

           (ii) If this Plan is not approved by the holders of a majority of the shares of stock of the Corporation represented at a meeting and entitled for vote thereon within twelve (12) months after this Plan is adopted by the Board, this Plan and any awards made hereunder shall be null and void.

           (iii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for Rule 16b-3 to remain applicable to this Plan.

      (f) This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.


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